                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                       Date of Report: September 16, 1997



                        BIODYNAMICS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                      0-16128                  59-3100165
(STATE OR OTHER JURISDICTION)  (COMMISSION FILE NUMBER)       (IRS EMPLOYER
                                                          IDENTIFICATION NUMBER)


             1719 ROUTE 10, SUITE 314, PARSIPPANY, NEW JERSEY 07054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 1-973-359-8444
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ITEM 5.  OTHER EVENTS

The company announced today that it has received the proceeds of a $1 million bridge loan from Renaissance Capital Group, Dallas, Texas, ("Renaissance").

In an agreement reached between the Company, Renaissance, the Company's Mezzanine Lenders and a majority of the preferred shareholders, Renaissance will combine this $1 million bridge loan and the $1 million bridge loan made in June, 1997 into a single five year Convertible Debenture and the Company's Mezzanine Lenders will convert their total debt into common shares. Both of these actions were conditioned upon the waiver of the anti-dilution provision of the Series C Preferred Shares by the preferred shareholders and conversion of their holdings into common shares. In addition, it will be necessary to increase the authorized capital of the Company.

At a special meeting of holders of Series C Preferred Shares on September 16, 1997 the required two-thirds of the holders gave their approval to the anti-dilution waiver and conversion to common shares. The total of approximately $15.6 million of outstanding Series C Preferred Shares will convert to approximately 18.4 million common shares. Series C Preferred shareholders will also receive three (3) year warrants to purchase a total of approximately 18.4 million shares for approximately $4.6 million.

The Mezzanine Lenders have agreed to exchange approximately $4.2 million now due from the Company's German subsidiary into approximately 26 million common shares.

The $2 million Renaissance Convertible Debenture will convert into approximately 43.8 million shares at Renaissance's option. Renaissance will be issued warrants to purchase a total of approximately 7.9 million additional shares for approximately $2 million. On a fully diluted basis, Renaissance will own approximately 51% of the total issued and outstanding shares of the Company.

A special meeting of the shareholders will be held as soon as possible for the purpose of accomplishing the above transactions. It is also expected that the Company will seek the approval of its shareholders for a reverse stock split.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

  99.1 News Release - Biodynamics International, Inc. - Plan of Refinancing and Capital Restructuring


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Date:  September 16, 1997                 Biodynamics International Inc.


                                          /s/  KARL H. MEISTER
                                          -------------------------------------
                                          Karl H. Meister
                                          President and Chief Executive Officer


                                          /s/  PETER J. FINNERTY
                                          -------------------------------------
                                          Peter J. Finnerty
                                          Chief Financial Officer


                                 EXHIBIT INDEX

  99.1 News Release - Biodynamics International, Inc. - Plan of Refinancing and Capital Restructuring